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                                                                   Exhibit 10.22


[LOGO] McLeodUSA(R)

                            MASTER SERVICES AGREEMENT
                      Wholesale, Carrier and Major Accounts

         This Agreement is made by McLeodUSA Information Services, Inc., a Delaware corporation with its principal offices at McLeodUSA Technology Park, 6400 C Street SW, Cedar Rapids, Iowa 52404 ("McLeodUSA"), and PowerChannel, Inc., a Delaware corporation with its principal offices at 20 Squadron Blvd., Suite 210, New City, New York 10956 ("Customer"), effective December 1, 2001. McLeodUSA and Customer may also be referred to as the "Parties" or "Party' as the context allows.

The Parties agree as follows:

1. Purpose. The following terms and conditions apply to the provision and use of Services by the Customer as described in any attached addenda, exhibits, schedules and other documents which are specifically made a part of the Agreement.

2. Defined Terms. The following terms are used as defined. The definitions apply not only to this document but also to any attachments.

"Agreement," means this document titled Master Services Agreement and any attached addenda, exhibits, schedules or other documents specifically referred to and incorporated.

"AUP," means the McLeodUSA Acceptable Use Policy governing the use of the Services, which is available at, www.mcleodusa.com.

"Deposit," means a cash deposit, irrevocable letter of credit and/or individual guaranty, or other form of security in form and amount acceptable to McLeodUSA.

"Dispute," means all controversies or claims arising out of or relating to this Agreement, including any breach or billing dispute.

"Due Date," means the date on any invoice or bill presented to the Customer by which payment is due.

"Effective Date" means the date entered in the opening paragraph of the Agreement, and which the Parties intended to be the date the Agreement takes effect.

"Equipment," means facilities or equipment provided, owned or installed by McLeodUSA.

"Offset Allowance," means any fees, charges or other amounts due and owing under this Agreement or other agreements between the parties, or their subsidiaries or affiliates, which the parties may choose to offset against amounts due and owing in other agreements between the Parties.

"Services," means those facilities, products and services provided by McLeodUSA under the Agreement.

3. Term. This Agreement is in effect for eighteen (18) months from the Effective Date. The Agreement will automatically renew for successive terms, equal in length to the prior term, unless a Party provides written notice of termination at least ninety (90) days prior to the end of the then current term.

4. Billing and Payment Terms. (a) Rendering of Bills. McLeodUSA shall bill charges and apply credits as provided for in attachments to this Agreement. McLeodUSA shall bill in advance charges for all Service to be provided during the ensuing month except for charges dependent on usage, which shall be billed in arrears. Adjustments for the quantities of Service established or discontinued in any billing period during the term will be prorated to the number of days based on a thirty (30) day month, if applicable.

(b) Payment of Bills. Customer shall pay all invoices by the Due Date. Amounts become past due if not received by the Due Date. The unpaid balance of any past due amounts shall bear interest at the rate of one and one-half percent (1.5%) per month, or the highest rate allowed by law, whichever is less. Payment is not deemed made until received by McLeodUSA. All reasonable costs and expenses, including but not limited to attorneys' fees, expenses, court costs and service charges, incurred by McLeodUSA in collecting past due payments will be an expense of and charge to the Customer. Customer shall be solely responsible for all charges for Services, even if such charges were incurred through fraudulent or unauthorized use of the Services; unless McLeodUSA has actual knowledge of or is grossly negligent in discovering such fraudulent or unauthorized use and fails to inform the Customer

(c) Taxes and Fees. Except for taxes or assessments based on McLeodUSA's net income, ad valorem, personal, and real property taxes imposed on McLeodUSA property, Customer shall be solely responsible for payment of all sales, use, property, gross receipts, excise, access, bypass, franchise, value added, communications, Universal Service Fund, or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed by any domestic or international government entity on or based upon the provision, sale or use of Services delivered by McLeodUSA.

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(d) Regulatory and Legal Changes. McLeodUSA may elect or be required by law to file with the appropriate regulatory agency tariffs respecting the delivery of Services. In the event and to the extent that such tariffs have been or are filed respecting Services ordered by Customer, the terms set forth in the applicable tariff shall govern McLeodUSA's delivery of, and Customer's consumption or use of, such Services.

(e) Disputed Bills. Customer may dispute any invoice in good faith but must timely pay the undisputed portion of the invoice in fu11 and submit a documented claim for the disputed amount. All claims must be submitted to McLeodUSA within forty-five (45) days of the Due Date. If Customer does not submit a claim within such period and in the manner stated above, Customer waives all rights to dispute such charges.

5. Credit Approval and Deposits. The obligation to provide Services is contingent upon credit approval by McLeodUSA, and Customer's acceptance of the McLeodUSA initial and continuing credit approval procedures and policies. Upon request Customer shall deliver to McLeodUSA information concerning Customer's operations necessary to make the appropriate credit determination. McLeodUSA may require a Deposit prior to commencement of Services: (a) as a condition for its signing this Agreement or providing Services; (b) as a condition to its continuation of Services, but only when Customer's consumption of Services materially exceeds Customer's anticipated use; (c) when such Deposit is required in order to secure Customer's anticipated use; (d) when such Deposit is required in order to secure Customer's continued payment obligation, which Deposit shall be held by McLeodUSA as security for payment of charges; or (e) at anytime during the term of this Agreement, if in its reasonable discretion, Customer's financial condition changes in an adverse, material manner. Requests for Deposit must be honored within five (5) business days, or McLeodUSA may terminate this Agreement without liability. If this Agreement, or any of the Services provided herein has been terminated, the Deposit shall be applied to all charges and other amounts then due McLeodUSA. McLeodUSA agrees to refund the excess portion of the Deposit, if any, within thirty (30) days following final settlement of Customer's account. The refunding or crediting of the Deposit in no way relieves Customer from complying with all terms and provisions contained in this Agreement or from tendering payments when due. McLeodUSA reserves the right to deny any Customer order for Services which, in its reasonable discretion, exceeds Customer's ability to pay.

6. Misuse of Service. Customer shall comply with the current version of the McLeodUSA AUP. Customer will be responsible for being informed of and informing and educating its employees, representatives and customers regarding the AUP. McLeodUSA reserves the tight to amend the AUP from time to time, effective upon the posting at the website address. This section does not obligate McLeodUSA to detect or report unauthorized or fraudulent use of Services.

7. Assignability. The Customer shall not assign this Agreement to any other entity or party without the express written consent of McLeodUSA. However, either Party shall have the right to assign, convey or otherwise transfer its rights, title, interest and obligations under this Agreement, in whole or in part, to any entity controlled by, controlling or under common control of the Party, or any entity into which the Party may be merged or consolidated or which purchases all or substantially all of the assets of the Party.

8. Offset Allowance. The Parties to this Agreement may desire from time to time to make us of an Offset Allowance. Any Offset Allowance taken shall be subject to the following:

         (a) The Offset Allowance shall be limited to, undisputed charges due and payable on a given date;

         (b) The Offset Allowance may include undisputed charges in this Agreement or other individual agreements, or an aggregate of all agreements;

         (c) The undisputed charges to be offset have not been paid in a timely manner as required by the agreement under which the charges were billed;

         (d) The party against whom the Offset Allowance is taken is given written notice of: (1) The undisputed amounts, individually and in the aggregate, to be offset and the agreements under which the charges were billed; and (2) A statement of the remaining balances, if any, still owed under those same agreements after the application of the Offset Allowance;

         (e) The Party against which the Offset Allowance is taken has ten (10) business days from the date of the notice to dispute the amounts detailed in the notice. Any disputes will be resolved consistent with the terms of the agreement under which the charges were billed.

          Limitation of Liability. Neither Party shall be liable to the other for any incidental, indirect, punitive, special or consequential damages of any kind including, but not limited to, any loss of use, loss of business, or loss of profit, and regardless of the form of the action, whether in contract, warranty, strict liability or tort, including without limitation, negligence of any kind, and regard1ess whether a Party was advised, had reason to know, or in fact knew of the possibility of liability. McLeodUSA shall not be liable for the acts, omissions or delays imposed by third party vendors. Unless otherwise provided for in this Agreement, any McLeodUSA liability to Customer for any damages of any kind under this Agreement shall be limited to an out-of-service credit determined by a pro-rated amount equal to the charges due for each twenty-four (24) hour period service has not been satisfactorily provided. Remedies under this Agreement are exclusive and limited to those expressly stated in the Agreement.

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10. Warranties. Except as may otherwise be stated in this Agreement, THERE ARE
NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11. Acquired Entity. In the event Customer or Customer's Affiliate acquires through purchase, merger, or other means of acquisition an entity as an Affiliate during the term of this Agreement, Customer and Affiliate may elect one of the following: (1) Affiliate may be deemed to be a joint party with Customer under this Agreement; or (2) if the Affiliate is also contracting with McLeodUSA for the same or similar services as provided for in this Agreement, then Customer and Affiliate may elect, provided the election will not adversely affect any volume or revenue commitments made in the aggregate by the Customer and the Affiliate, which agreement will govern the parties going forward. If alternative (2) is selected, Customer and Affiliate may terminate, without cost or liability, including any early termination liability or liquidated damages, one of the existing agreements and become joint parties under the remaining agreement ("Surviving Agreement"). Customer shall provide written notice to McLeodUSA that Customer and Affiliate are exercising such election, identifying which agreement will be terminated and which agreement shall remain effective among McLeodUSA, Customer, and Affiliate. For the purposes of this section, "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with Customer; and "control" shall mean at least fifty percent (50%) ownership or at least fifty percent (50%) of the voting interests of the entity. The parties acknowledge and agree that the Surviving Agreement shall be amended to correctly reflect the parties' names, but in all other respects shall have identical rates, charges, terms and conditions as contained in the Surviving Agreement prior to the election of the Customer and Affiliate. The effective date of the Surviving Agreement shall be thirty (30) days from the date of the written notice to McLeodUSA unless the parties agree to an earlier effective date and the Surviving Agreement shall renew, expire or terminate in accordance with its original terms.

12. Dispute Reso1ution. A Dispute shall be resolved in accordance with the following procedures:

(a) A Dispute shall be referred jointly to the responsible area Vice Presidents for McLeodUSA and the Customer. In the event that one of the individuals specified above is unavailable, the Dispute shall be referred to that individual's immediate superior or designee.

(b) If such persons to do not agree upon a decision within five (5) business days after referral of the Dispute to them, the Dispute will be escalated to the Presidents or equivalent for McLeodUSA and the Customer.

(c) In the event that the Dispute is not resolved in five (5) additional business days as set forth in (a) and (b), above, the Parties reserve their rights at the end of such process to seek such other relief as the Party deems appropriate.

13. Termination for Cause. Either Party may terminate this Agreement for cause, provided written notice specifying the cause for termination and requesting correction within thirty (30) days is given to the other Party and such cause is not corrected within such thirty (30) day period. Cause is any material breach of any term of this Agreement, provided that in no event shall McLeodUSA be liable for the acts, omission or delays caused by third party vendors to McLeodUSA as long as McLeodUSA has made reasonable efforts to obtain necessary services on a timely basis. Cause shall include but not limited to failure of Customer to pay charges when due, improper use of Services resulting in degradation or blockage of the network, fraudulent use of the Services provided, or refusals (a) of the Customer to abide by the term of the Agreement. Unless otherwise stated in this Agreement, if McLeodUSA terminates for cause, Customer shall pay as liquidated damages and not as a penalty, the following: (a) if such termination is prior to installation of Services, damages shall be those reasonable expenses incurred by McLeodUSA through the date of termination; (b) if after activation of Services, Customer shall pay in addition to any charges for Services used, damages equaling 50% of the last three months average billing multiplied by the number of months remaining under the term of the Agreement, actual expenses incurred by McLeodUSA to initiate or terminate the Services, any installation charges waived, and any discounts or credits granted. If Customer terminates this Agreement for cause, Customer's sole remedy, in addition to any service credits that Customer may be entitled to, shall be to terminate this Agreement. All reasonable costs and expenses, including but not limited to attorneys fees, court costs and service charges, incurred by the Party terminating for cause in accordance with this section, will be an expense of and charged to the defaulting Party. Remedies under this Agreement are exclusive and limited to those expressly stated in this Agreement.

14. Termination for Convenience. Where a change in applicable law or regulation materially increases the cost of Services for either Party, the affected Party may: (a) elect to continue the Services without any change in the Agreement; (b) within thirty (30) days of notice of the legal or regulatory change, request renegotiation of that portion of the Agreement which caused the increase in cost; or (c) cancel the Agreement upon thirty (30) days' written notice without payment of any termination penalty as provided for in this section, but with payment in full of all due recurring and nonrecurring charges and a pro-rata portion of any credits, discounts or waived charges provided at the initiation of the Agreement. Customer may also terminate the Agreement at its convenience, upon Thirty (30) days written notice; however, the Customer shall pay in addition to any charges for Services used, damages equaling 50% of the last three months average billing multiplied by the number of months remaining under the term of the Agreement, actual expenses incurred by McLeodUSA to initiate or terminate the Services, any installation charges waived, and any discounts or credits granted.

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15. Indemnity. Each Party agrees to release, indemnify, defend and hold harmless the other Party from all losses, claims, demands, damages, expenses, suits or other actions or any liability whatsoever, including, but not limited to, costs and attorneys' fee and expenses, whether suffered, made, instituted or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for loss, damages to or destruction of property, whether or not owned by others, resulting from the indemnifying party's performance or failure to perform under this Agreement, regardless of the form of action; except for that portion of liability which is caused by the gross negligence or willful misconduct of the Party claiming indemnification. This indemnification is conditioned upon: (a) the indemnified Party promptly notifying the indemnifying Party of say action taken against the indemnified Party relating to the indemnification; (b) the indemnifying Party having sole authority to defend any such action, including the selection of legal counsel;
(c) the indemnified Party may engaging separate legal counsel only at its sole cost and expense; and (d) in no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party.

16. McLeodUSA Equipment. Customers shall not and shall not permit others to rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any Equipment without the written consent of McLeodUSA. The Equipment is for use in connection with the Services and shall not be used for any purpose other than that for which McLeodUSA provided it. In the event that Customer or a third party tampers with or attempts to maintain the Equipment without first obtaining written approval, in addition to any other remedies for breach by Customer of Customer's obligations, Customer shall pay McLeodUSA for any damage to the Equipment and any ongoing service charges in the event that maintenance or inspection of the Equipment is required as a result of Customer's breach of this subsection. In no event shall McLeodUSA be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to tampering with the Equipment.

17. Customer-Provided Facilities. Customer has sole responsibility for installation, testing and operation of Customer-provided facilities, services and equipment. The failure of Customer-provided facilities, spices and equipment will not relieve Customer of its obligation to pay for Services under this Agreement. McLeodUSA shall not be responsible for the operation or maintenance of any Customer-provided facilities, unless specifically agreed to in writing. McLeodUSA shall not be responsible for the transmission or reception of communications or signals by Customer-provided facilities or for the quality of, or defects in, such transmission or reception.

18. General Provisions. (a) Choice of Law-Venue. This Agreement has been entered into in the State of Iowa and The Parties agree that it shall be interpreted and construed in accordance with the laws of the State of Iowa without regard to choice of Law principles.

(b) Complete Agreement/Right to Amend. This Agreement is the entire Agreement between McLeodUSA and Customer with Respect to the Services and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such Matters. This Agreement may be amended or modified but only in writing as mutually agreed to by the Parties.

(c) No Joint Venture. Nothing in this Agreement shall be construed to constitute or create a joint venture, partnership or formal business organization of any kind and the right's and obligations of each Party shall be only those expressly stated in this Agreement. Neither Party shall have the authority to bind the other, and neither Party assumes any liability of the other Party.

(d) Force Majeure. If performance by McLeodUSA of any obligation under this Agreement is prevented, restricted or interfered with by causes beyond McLeodUSA's control, including, but not limited to, the failure or malfunction of Customer-supplied equipment, acts of God, explosions, vandalism, cable cuts, natural disasters, power failure, national emergencies, insurrections, riots, war, strike, lockouts, boycotts, work stoppages or other labor difficulties, delays caused by third party vendors, or any order, regulation or other actions of any governmental authority, agency instrumentality or any civil or military authority, McLeodUSA shall be excused from such performance on a day-to-day basis to the extent of such restrictions or interference. McLeodUSA shall use reasonable commercial efforts under the circumstances to avoid or remove such causes of nonperformance with reasonable dispatch.

(e) Severability. If any provision of this Agreement is invalid or unenforceable under applicable law, said provision shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining provisions of this Agreement and the Parties hereby agree to negotiate in good faith with respect to any such invalid or unenforceable provision. to the extent necessary to reader it valid and enforceable.

(f) Confidentiality. Customer agrees that the terms and conditions, including rates, contained in this Agreement are confidential and shall not be disclosed to any third party without the written consent of McLeodUSA; except as may be required by law. In the event the parties have entered into a separate non-disclosure agreement covering the subject matter of this Agreement, that agreement shall supercede these provisions.

(g) Publicity, This Agreement shall not be construed to grant either Party any right to use any of the other Party's or its affiliates' trademarks, service marks or trade names or otherwise refer to the other Party in any marketing, promotional or advertising materials or activities. Without limiting the generality of the forgoing, neither Party shall issue any publication or press release relating to, or otherwise disclose the existence of, any contractual relationship between the Parties, without the written consent of the other Party, except as may be required by law.

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(h) Survival. Provisions contained in this Agreement that by their sense and context are intended to survive completion or performance, termination or cancellation of this Agreement, shall survive.

(i) Notices. All notices or other communications shall be deemed to have been given when made in writing and either: (1) delivered in person; (2) received within twenty-four (24) hours after delivery to an agent, such as an overnight or similar delivery services; all delivery services prepaid; or (3) received within 72 hours after deposited in the United States mail, postage prepaid, and addressed as follows:

McLeodUSA                                          Customer

McLeodUSA Telecommunications Services, Inc.        PowerChannel, Inc.
ATTN: Contract Administration                      20 Squadron Blvd., Suite 210
15 East Fifth Street, Suite 1800                   New City, New York 10956
Tulsa, OK 74103                                    ATTN:

With copy to: McLeodUSA Telecommunications Services, Inc., Attn: Law Group, McLeodUSA Technology Park, P.O. Box 3177, Cedar Rapids, IA 52406-3177; or at such other addresses as the Parties may from time to time in writing designate. If notice is provided by overnight mail, the address is 6400 C Street SW, Cedar Rapids, Iowa 52404 Except where the context otherwise indicates, all notices and documents shall be deemed to have been given on the day received.

(j) Non-Waiver The failure of either Party to enforce strict performance of any provision of this Agreement shall not be construed as a waiver of its right to assert or rely upon such provision or any other provision of this Agreement.

(k) Duty to Confirm Registration of Other Carriers. Before Services can be provided, and if applicable under the circumstances, Customer must provide evidence of its filing of FCC Form 499-A as required by 47 CFR 64.1195(h). Irrespective of any affirmative duty of McLeodUSA under the FCC rule, Customer's failure to file FCC Form 499-A, if required, constitutes willful misconduct and Customer agrees to indemnify and hold harmless McLeodUSA as otherwise required in this Agreement.

(l) Limitations of Services. This Agreement applies only to those Services provided directly to Customer and not to offerings by Customer to its customers. Unless otherwise stated in the Agreement the Agreement does not constitute a joint undertaking with Customer to furnish any service to customers of Customer. McLeodUSA does not undertake to transmit messages, or to offer any telecommunications service to any person or entity other than Customer. McLeodUSA shall have no liability or responsibility for the content of any communications transmitted via the Service by Customer or any other party.

(m) Priority of Provisions. The specific language any attached addenda, exhibits, schedules, or other documents takes precedence over the language in this Master Services Agreement, unless specifically stated otherwise in those attachments.

(n) Captions. Paragraph captions and articles are solely for convenience or reference and shall not affect the construction or interpretation of this Agreement.

             IN WITNESS WHEREOF, the Parties have signed this Agreement in duplicate on the Effective Date.


McLeodUSA information Services, Inc.       PowerChannel, Inc.


By /s/ Keith A. Roberts                      By /s/ Ronnie Adams
   ----------------------------------           --------------------------------
Name   Keith A. Roberts                      Name   Ronnie Adams
Title  VP Wholesale Service                  Title  Chief Operating Officer

 APPROVED
 RLS
 Law Group
 Date 11/15/01

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[LOGO] McLeodUSA(R)

                                 ADDENDUM No 1
                           for Internet Dial Service

                                                     Confidential & Proprietary


This Addendum No. 1 is attached to and is specifically made a part of the Agreement dated Dec. 1 2001 between the Parties indicated by the signatures below. With the exception of the Effective Date, the defined terms in the Agreement remain the same for the Addendum. This Addendum is effective on 12/1/01 ("Effective Date"). The Addendum describes the Services, the term of the Addendum, the prices for the Services, service level commitments, and any other Customer or Services specific terms and conditions.

1. Services Description. This Addendum sets forth the entire Service offering and upon the Effective Date supersedes all prior information provided Customer whether oral or in writing, if any, and may only be amended in writing by both Parties. McLeodUSA reserves the right to make enhancements to the Service and shall advise Customer of any additional features. Customer acknowledges and agrees that the Service offering is based on a minimum commitment of three thousand (3,000) Subscribers or twenty thousand (20,000) hours per realm per month and McLeodUSA may discontinue Service to a Customer realm for failure to meet the minimum.

(a) Standard Features

o        Subscriber Dial Access

         o        V.90 -56K local dial in more than 800 dial cities.

         o        One or more Customer dial realm for all Subscribers.
                  (i.e.,--@myisp.com is a realm)

         o McLeodUSA operates and maintains Redundant Authentication Systems, RADIUS Proxy servers.

         o The Customer must own and maintain redundant RADIUS Authentication Systems that meet the requirements set forth by McLeodUSA and McLeodUSA may refuse to provide Service absent a second Radius. The Customer's RADIUS Authentication Systems must support CHAP.

         o McLeodUSA operates and maintains redundant DNS servers. DNS is provided to Subscribers after successful dial access authentication.

         o An e-mail filter is required that will limit Subscribers from using POP3/SMTP mail servers outside of the address range operated, owned and provided to McLeodUSA by Customer. If Customer does not provide specific address ranges that are allowed, McLeodUSA will block all SMTP. These measures are taken to reduce or eliminate UCE (Unsolicited Commercial Email).

o        24 X 7 Customer NOC support

         o The McLeodUSA Customer Network Management (CNM) group, reporting to the McLeodUSA NOC, provides Second-Level Technical and problem resolution to the Customer. This does not include First-Level Subscriber support.

o        Access to McLeodUSA Customer Care Web site

         o Access is granted to the secure Customer Care Web site located at http://Customercare.Splitrock.net

o        Billing

         o        Automatic Clearing House (ACH)

                  o Customer shall be required to authorize McLeodUSA to electronically debit via ACH Customer's bank account where funds may be withdrawn.

                  o McLeodUSA may debit via ACH weekly based on the greater of (i) Customer's estimated number of Subscribers for the month, or (ii) the actual number of Subscribers for the previous month.

         o        Customer Invoicing & Payment

                  o Customer will be invoiced on the 1st of each month for the previous service period, the following service period estimate, less all payments made via ACH or otherwise. The first month's payment is based on the expected Subscriber count or usage (depending on type of pricing), thereafter the monthly amount is based on the previous month's Subscriber count or usage amount.

                  o For Customers paying monthly, Customer payment is due on the 20th of the month.

                  o For Customers paying weekly, Customer payment is due on the dates designated by McLeodUSA.

                  o Customer must submit Resale or Exemption Certificates to McLeodUSA or McLeodUSA will include taxes on Customer invoice.


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

[LOGO] McLeodUSA(R)

                  o All hourly charges will be based on the hours recorded solely by McLeodUSA during the service period.

(b)      Optional Features

o Filtered internet Service is available for a monthly fee per Subscriber or per hour. (Refer to Filtered Internet Service Addendum).

         o Filtration Service blocks access to certain (content) Web-sites and FTP Sites.

o        Optional Port Filtering.

         o McLeodUSA may implement optional port filtering for TCP/IP applications such as WWW, FTP, TELNET, etc. This optional RADIUS applied filter is used to limit Internet access to certain specific hosts designated by Customer. Applications include: Subscriber sign-up hosts, web proxy servers or other specific host connections. This option does not include content filtering. This optional filter is enabled upon activation and the return of a McLeodUSA identified Customer RADIUS attribute.

o        Additional Dial Realms are available for a one-time setup fee.

         o The minimum volume commitment for each domain is 3,000 Subscribers or 20,000 hours usage per month. Additional realms allow Customer to offer different pricing plans and options to Subscribers.

o        800 Number Roaming Access

         o McLeodUSA maintains 800 Number Roaming Access for Subscribers dialing in the Continental 48 United States.

         o Customer shall be billed on a usage basis for Subscriber use of 800 Number Roaming Access.

o        Consulting Services

At the sole discretion of McLeodUSA, consulting services for product integration, recommendation, software development, special testing, and other tasks outside the scope of the Service may be contracted for an additional fee. consulting services are billed on a per hour basis as set forth herein.

2. Services Term. Customer desires to obtain Internet Dial Service under the terms of the Agreement for a period of thirty six (36) months. Should the Agreement expire prior to the expiration of Customer's order to purchase Internet Dial Service, Customer agrees that all terms and conditions of the Agreement will remain effective until expiration of the Customer's order.

3. Services Pricing. McLeodUSA offers this Internet Dial Service pricing based on a thirty six (36) month term. Service commences on the Service delivery date offered by McLeodUSA. Should Custom fail to accept Service delivery within thirty (30) days of the delivery date offered by McLeodUSA, McLeodUSA may within its sole discretion, terminate this Addendum and the Agreement without refund of any amounts paid and Customer shall be liable for all costs incurred by McLeodUSA as of the date of termination.

(a) Internet Dial Service Pricing

Upon the Effective Date, and as of the first day of each month thereafter, throughout the initial or any successive terms of this Addendum, Customer agrees to pay McLeodUSA the applicable Hourly Rate Per City in each City pursuant to Exhibit A. The Number of Hours per City shall be determined solely by McLeodUSA based on the number of Hours Per City of usage recorded during the billing cycle.

(b) Setup Fees Per Realm

A setup fee in the amount of Seven Hundred Fifty Dollars ($750.00) per realm is due to McLeodUSA on the Effective Date of the Agreement. This fee is in addition to any other fees and/or obligations to be paid by Customer to McLeodUSA in connection with the Agreement.


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                                Ancillary Charges

DESCRIPTION OF CHANGE                                     USAGE FEE   SETUP FEE
----------------------                                    ---------    --------

1.  800# Roaming Access - less than 2,000,000 hours       ---------    --------

2.  800# Roaming Access - more than 2,000,000 hours       ---------    --------

3.  Optional V.90 56k toll free number billed per hour    ---------    --------

4.  Optional Consulting Services                          ---------    --------

5.  Optional RADIUS Applied Filter per line of
    filtering (5 lines Maximum)                           ---------    --------

I.C.D. Individual Case Basis

                           INSERT MOST RECENT PRICING
                   AVAILABLE FROM INTRANET; SALES OR MARKETING

4. Service Level Commitments. McLeodUSA shall use reasonable efforts to provide and maintain at least P.05 Grade of Service ("GOS") for each dial system. P.05 is defined as dial service call blocking (busies) during the peak busy hour of the dial system that will not exceed five percent (5%) (or 5 in 100 attempts) as measured by McLeodUSA network management tools.

5. Other Services/Customer Specific Terms and Conditions.

(a) Maintenance.

McLeodUSA may perform routine maintenance within the maintenance window of 2:00 a.m. until 6:00 am. (local prevailing time) on a designated day of the week. Customer point of contact ("POC") shall be notified via electronic mail forty-eight (48) hours prior to any routine maintenance that will affect Customer traffic. Periodically, McLeodUSA may schedule an emergency maintenance window. Emergency maintenance will be coordinated with the Customer POC and reasonable effort will be made to minimize the impact on Customer traffic. McLeodUSA shall determine the time and scope of all maintenance actions.

(b) Normal Usage Limitations, Idle Time and Session Limitations.

McLeodUSA will issue session disconnects to Subscribers after fifteen (15) minutes of idle use. For Subscribers on a flat rate plan, with less than one hundred (100) hours of usage during the month, McLeodUSA may, at its sole discretion, issue session disconnects to such Subscribers after three (3) hours of usage per session. For Subscribers on a flat rate plan, with more than one hundred (100) hours of usage during the month, McLeodUSA may, at its sole discretion, issue session disconnects to such Subscribers after one (1) hour of usage per session. Subscribers disconnected by McLeodUSA must re-initialize the session by re-dialing and logging into the system.

(c) Forecasting and Notification.

Each month Customer must submit a written Subscriber or hourly usage forecast via email by city to forecast@splitrock.net, projecting hourly usage by month for the upcoming six (6) months. Customer shall notify McLeodUSA of any promotional, marketing or advertising activity planned by city ninety (90) days in advance.

(d) Authentication and Customer Realm.

McLeodUSA will proxy all properly formatted access authentication requests to the Customer's authentication server(s) per the specifications outlined by McLeodUSA. The Customer "Realm" must be a fully qualified domain name registered to the Customer with American Registry for Internet Numbers (ARIN), the Inter-NIC registry or a successor.

(e) Prohibition Against Resale or Trading of Services.

Customer represents that it is purchasing the Services strictly for resale to retail Subscribers of Customer. Customer understands and agrees that it may not resell or trade the Services purchased herein to any other provider; any violation(s) of this condition will be a breach of this Addendum and the Agreement, and McLeodUSA may pursue any legal or equitable remedy, including but not limited to the immediate termination of Service.


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         o        All hourly charges will be based on the hours recorded solely by McLeodUSA during the service period.

(b)      Optional Features

o Filtered Internet Service is available for a monthly fee per Subscriber or per hour. (Refer to Filtered Internet Service Addendum).

         o Filtration Service blocks access to certain (content) Web-sites and FTP Sites.

o        Optional Port Filtering.

         o McLeodUSA may implement optional port filtering for TCP/IP applications such as WWW, FTP, TELNET, etc. This optional RADIUS applied filter is used to limit Internet access to certain specific hosts designated by Customer. Applications include: Subscriber sign-up hosts, web proxy servers or other specific host connections. This option does not include content filtering. This optional filter is enabled upon activation and the return of a McLeodUSA identified Customer RADIUS attribute.

o        Additional Dial Realms are available for a one-time setup fee.

         o The minimum volume commitment for each domain is 3,000 Subscribers or 20,000 hours usage per month. Additional realms allow Customer to offer different pricing plans and options to Subscribers.

o        800 Number Roaming Access

         o McLeodUSA maintains 800 Number Roaming Access for Subscribers dialing in the Continental 48 United Stares.

         o Customer shall be billed on a usage basis for Subscriber use of 800 Number Roaming Access.

o        Consulting Services

At the sole discretion of McLeodUSA, consulting services for product integration, recommendation, software development, special testing, and other tasks outside the scope of the Service may be contracted for an additional fee. Consulting services are billed on a per hour basis as set forth herein.

2. Services Term. Customer desires to obtain Internet Dial Service under the terms of the Agreement for a period of thirty six (36) months. Should the Agreement expire prior to the expiration of Customer's order to purchase Internet Dial Service, Customer agrees that all terms and conditions of the Agreement will remain effective until expiration of the Customer's order.


3. Services Pricing. McLeodUSA offers this Internet Dial Service pricing based on a thirty six (36) month term. Service commences on the Service delivery date offered by McLeodUSA. Should Customer fail to accept Service delivery within thirty (30) days of the delivery date offered by McLeodUSA, McLeodUSA may within its sole discretion, terminate this Addendum and the Agreement without refund of any amounts paid and Customer shall be liable for all costs incurred by McLeodUSA as of the date of termination.

(a) Internet Dial Service Pricing

Upon the Effective Date, and as of the first day of each month thereafter, throughout the initial or any successive terms of this Addendum, Customer agrees to pay McLeodUSA the applicable Hourly Rate Per City in each City pursuant to Exhibit A. The Number of Hours per City shall be determined solely by McLeodUSA based on the number of Hours Per City of usage recorded during the billing cycle.

(b) Setup Fees Per Realm

A setup fee in the amount of Seven Hundred Fifty Dollars ($750.00) per realm is due to McLeodUSA on the Effective Date of the Agreement. This fee is in addition to any other fees and/or obligations to be paid by Customer to McLeodUSA in connection with the Agreement.


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(f) Network Overloading.

From time to time all or some of the Points of Presence (POPS) may experience temporary overload conditions caused by unforeseeable events. These could result in excessive busy signals and periods of latency. During occasional, temporary overload periods, Customer acknowledges that McLeodUSA may use load-shedding processes that may include issuing session disconnects in order to return the network to equilibrium more conducive to overall Subscriber satisfaction.

(g) Email Control.

Customer must maintain an active program to control and or eliminate unwanted or unsolicited e-mail. Customer must limit or prohibit entirely the use of other than Customer owned, operated or authorized SMTP gateways. Customer must limit the number of outgoing mail messages per Subscriber to a reasonable amount. The purpose of these restrictions is to reduce or eliminate Internet UCE (Unsolicited Commercial Email) or SPAM and McLeodUSA may terminate Service to any Subscriber without notice for SPAM. Notwithstanding the above, Customer understands that McLeodUSA, upon service initiation, will activate a preventative SPAM filter that is intended to block all SMTP outbound mail until such time as Customer identifies to McLeodUSA the specific Customer operated SMTP mail servers. When the information is available, Customer must complete the RADIUS applied dial filter form.

(h) Subscriber Reporting and Right to Audit.

For Customer realms billed on an hourly basis, Customer is billed based on the aggregate of all Subscriber hours in the realm consumed in the service period, as determined solely by McLeodUSA. In the event of a dispute, McLeodUSA will make Call Detail Records available used to determine billing time twice annually at no charge.

(i) Exclusivity.

in consideration of the pricing of the McLeodUSA Services provided herein, Customer shall purchase, during the term of this Addendum and any renewal thereof, any and all of its requirements for Internet Dial Service from McLeodUSA. In the event that Customer violates this provision, it shall be a breach of this Addendum and the Agreement, and McLeodUSA may pursue any legal or equitable remedy, including but not limited to the immediate termination of Service.

(j) Additional Definitions.

"Subscriber" means the person or entity which is the end user of Customer.


       IN WITNESS WHEREOF, the Parties have signed this Addendum in duplicate on the Effective Date.


McLeodUSA Information Services, Inc.       Customer PowerChannel, Inc.


By /s/ Keith A. Roberts                    By /s/ Ronnie Adams
  ----------------------------------         ---------------------------------
Name   Keith A. Roberts                    Name   Ronnie Adams
Title  VP Wholesale Service                Title  Chief Operating Officer


APPROVED
RLS
Law Group
Date 11/15/01


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                                    Exhibit A
                           City to City Pricing Table

Aberdeen, MD                            $0.1616
Abilene, TX                             $0.1257
Aiken, SC                               $0.2594
Akron, OH                               $0.2278
Albany, GA                              $0.2151
Albuquerque, NM                         $0.2984
Alexandria, LA                          $0.1220
Altoona, PA                             $0.2259
Amarillo, TX                            $0.4346
Amherst, NY                             $0.3996
Anchorage, AK                           $0.3969
Anniston, AL                            $0.2341
Appleton, WI                            $0.1978
Ardmore, OK                             $0.4694
Asheville, NC                           $0.2609
Athens, GA                              $0.2059
Atlanta, GA                             $0.1563
Augusta, GA                             $0.2355
Augusta, ME                             $0.5662
Austin, TX                              $0.1095
Bangor, ME                              $0.4932
Baton Rouge, LA                         $0.1433
Battle Creek, MI                        $0.3394
Baytown, TX                             $0.3923
Beaumont, TX                            $0.1172
Belleville, IL                          $0.1160
Bellingham, WA                          $0.1173
Beloit, WI                              $0.2567
Bend, OR                                $0.2911
Benton Harbor, MI                       $0.3151
Billings, MT                            $0.3111
Birmingham, AL                          $0.2563
Bismarck, ND                            $0.3819
Bloomington, IN                         $0.2749
Blountville, TN                         $0.3555
Bluewell, WV                            $0.6218
Boise, ID                               $0.2033
Bowling Green, KY                       $0.2935
Bozeman, MT                             $0.2752
Brownsville, TX                         $0.2909
Bryan, TX                               $0.1910
Buffalo, NY                             $0.3348
Burke, WI                               $0.3672
Butler, PA                              $0.3140
Cadillac, MI                            $0.2846
Calhoun, GA                             $0.2375
Cambridge2, MA                          $0.1560
Cape Girardeau, MO                      $0.4453
Carson City, NV                         $0.1773
Cedar Falls, IA                         $0.2957
Cedar Rapids, IA                        $0.1116
Charleston, SC                          $0.2784


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Charleston, WV                          $0.3360
Charlotte, NC                           $0.2512
Charlottesville, VA                     $0.1849
Chattanooga, TN                         $0.4007
Cheyenne, WY                            $0.2780
Chicago, IL                             $0.1559
Cincinnati, OH                          $0.2606
Clarksburg, WV                          $0.3646
Clarksville, TN                         $0.3543
Cleveland, OH                           $0.1574
Cocoa, FL                               $0.2278
Coeur D'Alene, ID                       $0.2970
Colorado Springs, CO                    $0.1164
Columbia, MO                            $0.4566
Columbia, SC                            $0.2572
Columbus, GA                            $0.2779
Columbus, OH                            $0.2048
Corning, NY                             $0.5713
Corpus Christi, TX                      $0.1124
Corvallis, OR                           $0.3161
Crystal River, FL                       $0.2622
Cumberland, MD                          $0.1637
Dallas2, TX                             $0.1091
Dayton, OH                              $0.2474
Daytona Beach, FL                       $0.2406
Denver, CO                              $0.1092
Des Moines, IA                          $0.2948
Destin, FL                              $0.2690
Dothan, AL                              $0.3374
Dover, DE                               $0.2004
Duluth, MN                              $0.3612
East Greenbush, NY                      $0.5271
Eau Claire, WI                          $0.2843
El Paso, TX                             $0.1576
Eliot, ME                               $0.6578
Elizabethtown, KY                       $0.3830
Elkhart, IN                             $0.2954
Elmira, NY                              $0.4748
Elyria, OH                              $0.3714
Endicott, NY                            $0.4786
Englewood, CO                           $0.2714
Enid, Ok                                $0.4694
Erie, PA                                $0.3921
Eugene, OR                              $0.2773
Evansville, IN                          $0.2747
Fargo, ND                               $0.2042
Fayetteville, AR                        $0.5324
Fayetteville, NC                        $0.3329
Findlay, OH                             $0.2412
Flagstaff, AZ                           $0.4207
Flint, MI                               $0.1559
Florence, AL                            $0.2908
Florence, SC                            $0.2740
Fort Myers, FL                          $0.2617
Fort Wayne, IN                          $0.3899
Frankfort, KY                           $0.3044


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Frederick, MD                           $0.1620
Fredricksburg, VA                       $0.1610
Fresno, CA                              $0.1874
Ft. Smith, AR                           $0.2036
Gadsden, AL                             $0.2633
Gainesville, FL                         $0.2582
Gastonia, NC                            $0.2539
Georgetown, DE                          $0.1763
Grand Forks, ND                         $0.2080
Grand Junction, CO                      $0.2798
Grand Rapids, MI                        $0.2629
Great Falls, MT                         $0.3202
Green Bay, WI                           $0.1244
Greensboro,  NC                         $0.2574
Greensburg, PA                          $0.2264
Greenville, NC                          $0.2516
Greenville, SC                          $0.2613
Gulfport, MS                            $0.2541
Hagerstown, MD                          $0.1643
Harrisburg, PA                          $0.2891
Hartford, CT                            $0.3623
Hattiesburg, MS                         $0.2799
High Point, NC                          $0.2855
Honolulu, HI                            $0.7941
Hot Springs, AR                         $0.2942
Houston, TX                             $0.1091
Huntington, WV                          $0.3589
Huntsville, AL                          $0.2647
Idaho Fails, ID                         $0.3362
Indianapolis, IN                        $0.1148
Iowa City, IA                           $0.1140
Ithaca, NY                              $0.6748
Jackson, MI                             $0.2693
Jackson, MS                             $0.3096
Jackson, TN                             $0.3914
Jacksonville, FL                        $0.2556
Jamestown, NY                           $0.4958
Jarrettsville, MD                       $0.1635
Jefferson City, MO                      $0.3038
Johnson City, NY                        $0.5430
Johnson City, TN                        $0.3880
Johnstown, PA                           $0.4342
Jonesboro, AR                           $0.2617
Joplin, MO                              $0.4493
Kalamazoo, MI                           $0.2781
Kannapolis, NC                          $0.2730
Kansas City, MO                         $0.1095
Kennewick, WA                           $0.3429
Kenosha, WI                             $0.1134
Killeen,TX                              $0.4179
Kingston, NY                            $0.4616
Kirkland, WA                            $0.1562
Kissimmee, FL                           $0.2565
Knoxville, TN                           $0.3468
Kokomo, IN                              $0.1250
La Crosse, WI                           $0.4902


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Lafayette, IN                           $0.4362
Lafayette, LA                           $0.1958
Lake Charles, LA                        $0.2880
Lakeland, FL                            $0.2537
Lancaster, PA                           $0.2420
Lansing, MI                             $0.2580
Laredo, TX                              $0.1116
Las Cruces, NM                          $0.3232
Las Vegas, NV                           $0.1788
Laurel, MD                              $0.1560
Lawrence, KS                            $0.3003
Lawton, OK                              $0.1152
Leavenworth, KS                         $0.2681
Leesburg, FL                            $0.2578
Lewiston, ME                            $0.4818
Lexington, KY                           $0.2921
Lima, OH                                $0.5849
Lincoln, NE                             $0.2855
Little Rock, AR                         $0.1268
Longview, TX                            $0.1202
Longview, WA                            $0.3097
Los Angeles, CA                         $0.1559
Louisville, KY                          $0.2523
Lubbock, TX                             $0.2115
Lynchburg, VA                           $0.1610
Macon, GA                               $0.2574
Manassas, VA                            $0.1681
Mansfield, OH                           $0.4678
Marion, IN                              $0.4864
Marshalltown, IA                        $0.1127
Mattoon, IL                             $0.1398
McAllen, TX                             $0.1226
McKinney, TX                            $0.1742
McLean, VA                              $0.1560
Medford, OR                             $0.7461
Memphis, TN                             $0.2225
Meridian, MS                            $0.2902
Merrillville, IN                        $0.4889
Miami, FL                               $0.2323
Midland, TX                             $0.2944
Milwaukee, WI                           $0.1116
Minneapolis, MN                         $0.1092
Mobile, AL                              $0.2544
Modesto, CA                             $0.1784
Monroe, LA                              $0.1712
Montgomery, AL                          $0.2538
Morgantown, WV                          $0.3542
Muncie, IN                              $0.1250
Muskegon, MI                            $0.4944
Myrtle Beach, SC                        $0.3145
Naples, FL                              $0.2708
Nashville, TN                           $0.3265
New Castle, PA                          $0.2211
New Orleans, LA                         $0.1102
New York, NY                            $0.1559
Newark, DE                              $0.1814


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Newark, OH                              $0.3919
Newport News, VA                        $0.1668
Norfolk, VA                             $0.1609
Ocala, FL                               $0.2622
Oklahoma City, OK                       $0.1156
Olympia, WA                             $0.1155
Omaha, NE                               $0.1237
Opelika, AL                             $0.2754
Orlando, FL                             $0.2295
Oshkosh, WI                             $0.1116
Ottumwa, IA                             $0.1113
Owensboro, KY                           $0.2980
Paducah, KY                             $0.3125
Panama City, FL                         $0.2586
Parkersburg, WV                         $0.3157
Pascagoula, MS                          $0.2553
Pensacola, FL                           $0.2842
Peoria, IL                              $0.1416
Perry, GA                               $0.2472
Petersburg, VA                          $0.1840
Philadelphia2, PA                       $0.1558
Phoenix, AZ                             $0.1095
Pine Bluff, AR                          $0.1179
Pittsburgh2, PA                         $0.2607
Pleasantville2, NJ                      $0.1796
Port Angeles, WA                        $0.2793
Port St. Lucie, FL                      $0.2302
Portland, ME                            $0.4768
Portland, OR                            $0.2843
Pottsville, PA                          $0.2259
Poughkeepsie, NY                        $0.4675
Presque Isle, ME                        $0.7209
Provo, UT                               $0.1209
Pueblo, CO                              $0.2872
Raleigh, NC                             $0.2698
Rapid City, SD                          $0.3509
Redlands, CA                            $0.1753
Reno, NV                                $0.1792
Richmond, VA                            $0.1652
Roanoke, VA                             $0.1672
Rochester, MN                           $0.1899
Rochester, NY                           $0.4143
Rock Island, IL                         $0.1110
Rockford, IL                            $0.3542
Rocky Mount, NC                         $0.2802
Rolla, MO                               $0.3431
Roswell, NM                             $0.3061
Sacramento, CA                          $0.1981
Salem, OR                               $0.3605
Salisbury, MD                           $0.1668
Salisbury, NC                           $0.2526
Salt Lake City, UT                      $0.1108
San Angelo, TX                          $0.1244
San Antonio, TX                         $0.1092
San Francisco, CA                       $0.1558
Santa Fe, NM                            $0.2733


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Sarasota, FL                            $0.2566
Savannah, GA                            $0.2372
Scranton, PA                            $0.2292
Sherman Oaks, CA                        $0.1559
Sherman, TX                             $0.5019
Shreveport, LA                          $0.2493
Silverdale, WA                          $0.1145
Sioux Falls, SD                         $0.1129
Slidell, LA                             $0.2687
South Bend, IN                          $0.5249
South Burlington, VT                    $0.3175
Spartanburg, SC                         $0.2654
Spokane, WA                             $0.2864
Springfield, MO                         $0.1338
St. Cloud, MN                           $0.3767
St. Joseph, MO                          $0.4668
St. Louis, MO                           $0.1094
Stamford, CT                            $0.3355
State College, PA                       $0.2534
Steubenville, OH                        $0.2511
Stockton, CA                            $0.1910
Syracuse, NY                            $0.2961
Tacoma, WA                              $0.1131
Tallahassee, FL                         $0.2609
Tampa, FL                               $0.2454
Temple, TX                              $0.1146
Terre Haute, IN                         $0.5146
Texarkana, TX                           $0.4380
Texas City, TX                          $0.1121
The Woodlands, TX                       $0.1091
Toledo, OH                              $0.2603
Topeka, KS                              $0.3617
Traverse City, MI                       $0.2687
Tucson, AZ                              $0.1186
Tulsa, OK                               $0.1178
Tupelo, MS                              $0.3934
Tuscaloosa, AL                          $0.2609
Twin Falls, ID                          $0.3028
Tyler, TX                               $0.1194
Utica, NY                               $0.5935
Valparaiso, IN                          $0.3859
Vero Beach, FL                          $0.2527
Vicksburg, MS                           $0.2993
Victoria, TX                            $0.1154
Waco, TX                                $0.1178
Waldorf, MD                             $0.1576
Warren, OH                              $0.5421
Watertown, NY                           $0.5265
Wausau, WI                              $0.4479
Wheeling, WV                            $0.3494
Wichita Falls, TX                       $0.1561
Wichita, KS                             $0.3005
Wilkes-Barre, PA                        $0.2608
Williamsport, PA                        $0.2336
Wilmington, NC                          $0.2762
Winston Salem, NC                       $0.2846
Yakima, WA                              $0.2944
Youngstown, OH                          $0.2732
Yuma, AZ                                $0.2748
Zanesville, OH                          $0.2802


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